UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2017
COWEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34516	27-0423711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
599 Lexington Avenue
New York, NY 10022
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (212) 845-7900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On April 2, 2017, Cowen Inc. (f/k/a Cowen Group, Inc.) (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), with ConvergEx Group, LLC (“Convergex”), Cowen CV Acquisition LLC, an indirect wholly-owned subsidiary of the Company (the “Purchaser”), ConvergEx Holdings LLC (the “Seller”), and GTCR Convergex Holdings LLC (“GTCR”). The Purchase Agreement contemplates a purchase by the Company of one hundred percent of the issued and outstanding equity securities (the “Units”) of Convergex from the Seller (the “Acquisition”).
The Acquisition was consummated effective as of June 1, 2017 and, in connection therewith, the Company paid an aggregate purchase price of $95,214,924.97 million (the “Purchase Price”), after giving effect to certain adjustments. A portion of the Purchase Price was deposited into escrow. The portion of the Purchase Price paid to the Seller, and the amounts deposited in escrow, in connection with the closing of the Acquisition were made in a combination of cash and shares of the Company’s Class A Common Stock (“Common Stock”), with such shares valued based on the 30-day volume-weighted average price per share as of May 30, 2017.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which was previously filed as Exhibit 2.1 to the Form 8-K filed on April 6, 2017 and is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
In connection with the closing of the Acquisition and in accordance with the Purchase Agreement, 2,416,336 shares of Common Stock were issued to the Seller and 745,942 shares of Common Stock were deposited in escrow, such amounts constituting partial consideration for the Acquisition. Such shares of Common Stock were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Regulation D promulgated under the Securities Act.
Item 8.01. Other Events

On June 1, 2017, the Company issued a press release announcing the closing of the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company intends to file the audited consolidated financial statements of Convergex and its subsidiaries as of December 31, 2016 and 2015, and for the three years ended December 31, 2016, 2015 and 2014 and the unaudited consolidated financial statements of Convergex and its subsidiaries as of and for the three months ended March 31, 2017 and 2016 as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The Company intends to file unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2017 and the year ended December 31, 2016 giving effect to the acquisition as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(c) Exhibits

99.1     Press Release issued by Cowen Inc. dated June 1, 2017 announcing the consummation of the acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWEN INC.

Dated: June 5, 2017        By: /s/ Owen S. Littman
Name:    Owen S. Littman
Title:     General Counsel

EXHIBIT INDEX

Exhibit
No. ____                    Exhibit

99.1	Press Release issued by Cowen Inc. dated June 1, 2017 announcing the consummation of the acquisition.

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